Exhibit 10.159a

Execution Version
ACKNOWLEDGMENT OF AMENDMENT TO NOTE PURCHASE AND
PRIVATE SHELF AGREEMENT
This ACKNOWLEDGMENT OF AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT (this “Acknowledgment”) is dated as of September 30, 2010, by and among TIFFANY & CO., a Delaware corporation (the “Company”), and each of the holders of Notes (as defined below) on the signature pages hereto (collectively, the “Noteholders”). Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement (as defined below).
RECITALS
WHEREAS, the Company and the Noteholders are parties to that certain Note Purchase and Private Shelf Agreement, dated as of April 9, 2009 (as in effect prior to July 31, 2009, herein referred to as the “Existing Note Agreement” and as from time to time amended, restated, supplemented or otherwise modified, the “Note Agreement”), pursuant to which the Company authorized the issuance of its (i) 10.0% Series A Senior Notes due April 9, 2018 in the aggregate principal amount of Fifty Million Dollars ($50,000,000) (the “Series A Notes”) and (ii) additional senior promissory notes in the aggregate principal amount of One Hundred Million Dollars ($100,000,000) (the “Shelf Notes” and together with the Series A Notes, collectively, and as may be amended or restated from time to time, the “Notes”).
WHEREAS, the Company entered into a successor credit agreement, by and among the Company, Tiffany and Company, Tiffany & Co. International, Tiffany & Co. Japan Inc., the other subsidiary borrowers parties thereto and The Bank of New York Mellon, as administrative agent, dated July 31, 2009 (the “Credit Agreement”), which contains certain revisions to affirmative and negative covenants, defaults and events of default, some of which may constitute Credit Agreement Modifications as defined in the Existing Note Agreement; and
WHEREAS, the Company and the Noteholders desire to acknowledge and confirm an amendment to the Existing Note Agreement, as set forth herein, due to the existence of the Credit Agreement Modifications caused by the execution and delivery of the Credit Agreement.
NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
SECTION 1. Amendments To Existing Note Agreement. The parties hereto acknowledge and confirm that the Existing Note Agreement, pursuant to the second sentence of Section 10.7(a) thereof, was deemed to have been amended on July 31, 2009 (the “Amendment”), as a result of the Credit Agreement Modifications dated as of such date, as follows:
(a) Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Consolidated Adjusted Net Worth” means, as of any date, (a) total stockholders’ equity of the Company and its Subsidiaries on a Consolidated basis on such date as determined in accordance with GAAP, plus (if negative) and minus (if positive) (b) accumulated other comprehensive loss (gain), net of tax, plus (c) the cumulative amount for the period commencing on February 1, 2009 and ending on such date (or, if such date is not a fiscal quarter end date, the immediately preceding fiscal quarter end date) of non-recurring non-cash charges and expenses added back to Adjusted EBIT, net of taxes (other than 2008 Restructuring Charges), minus (d) the difference (if positive) between non-cash gains and non-cash losses for the period commencing on February 1, 2009 and ending on such date (or, if such date is not a fiscal quarter end date, the immediately preceding fiscal quarter end date).
(b) Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:
“Adjusted EBIT” means, for any four fiscal quarter period of the Company (the “calculation period”), (a) the net earnings of the Company and its Subsidiaries on a Consolidated basis for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) commencing with the calculation period that includes the fiscal quarter of the Company ending January 31, 2010, non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000 (provided that, in determining the amount of non-recurring non-cash charges and expenses for any fiscal year, the amount thereof for such fiscal year shall be limited to an amount not exceeding $100,000,000), and (iv) if such calculation period includes the fiscal quarter of the Company ending January 31, 2009, the 2008 Restructuring Charges, minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains.
(c) Until a Credit Agreement Modification shall have occurred in respect thereof, the following definition shall be substituted for the definition of “Priority Debt” in Schedule B of this Agreement:
“Priority Debt” means, at any time, without duplication, the sum of
(a) all then outstanding Debt of the Company or any Guarantor secured by any Lien on any property of the Company or any Subsidiary, other than any such Debt secured by Liens permitted by any one or more of clauses (a) through (f), (h) or (i), inclusive, of Section 10.4, plus
(b) all then outstanding Debt of Subsidiaries (other than Debt of any Guarantor or Consignment/Leasing Indebtedness up to an aggregate outstanding amount for the Company and the Subsidiaries on a Consolidated basis not exceeding at any time $10,000,000);
provided that Priority Debt shall not include (x) demand Debt of any Subsidiary owing solely to the Company or another Subsidiary, (y) Debt of any Subsidiary under any Guaranty by a Subsidiary which is a party to the Guaranty Agreement of the Debt of the

Company or any other Subsidiary or (z) Debt of any Subsidiary under any of the agreements listed in Schedule 10.3.
(d) Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order::
“Adjusted Debt” means, as of any date, the sum of (i) all Adjusted Indebtedness of the Company and its Subsidiaries on a Consolidated basis on such date and (ii) (x) Rent Expense for the four consecutive fiscal quarter period ended immediately prior to such date or then ending in respect of which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b) multiplied by six (6).
(e) Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:
“Adjusted Indebtedness” means, as to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (e) liabilities secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like nonconsensual Liens arising in the ordinary course of business), (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, and (g) Guaranties of such Person of Adjusted Indebtedness of others.
(f) Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:
“Leverage Ratio” means, as of any date, the ratio of (i) Adjusted Debt on such date to (ii) EBITDAR for the four consecutive fiscal quarter period ended immediately prior to such date or then ending in respect of which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b).
(g) Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:
“Consignment/Leasing Indebtedness” means Indebtedness incurred in the ordinary course of business of the Company or any Subsidiary to any Person resulting from the supplying by such Person to the Company or such Subsidiary with precious metals, precious gems or jewelry on a consignment or leased basis, which Indebtedness, if secured, is secured by a Lien only on such property.
(h) Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:
“EBITDAR” means, for any four fiscal quarter period of the Company (the “calculation period”), (a) the net earnings of the Company and its Subsidiaries on a Consolidated basis for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) depreciation, (iv) amortization, (v) Rent Expense, (vi) commencing with the calculation period that includes the fiscal quarter of the Company ending January 31, 2010, non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000 (provided that, in determining the amount of nonrecurring non-cash charges and expenses for any fiscal year, the amount thereof for such fiscal year shall be limited to an amount not exceeding $100,000,000), and (vii) if such calculation period includes the fiscal quarter of the Company ending January 31, 2009, the 2008 Restructuring Charges, minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains.
(i) Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:
“Adjusted Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a)(i) Adjusted EBIT for the four consecutive fiscal quarter period ended immediately prior to such date or then ending in respect of which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b) plus (ii) Rent Expense for such period to (b)(i) Rent Expense for such period plus (ii) Interest Expense for such period.
(j) Until a Credit Agreement Modification shall have occurred in respect thereof, the following new Section 9.7 shall be added to this Agreement in the appropriate numerical order:
9.7 Leverage Ratio.
At all times the Company will maintain a Leverage Ratio of not greater than:

Period	Leverage Ratio
From and including July 31, 2009, to, but excluding, January 31, 2011	3.25:1.00
From and including January 31, 2011, and all times thereafter	3.00:1.00

(k) Until a Credit Agreement Modification shall have occurred in respect thereof, the following new Section 9.8 shall be added to this Agreement in the appropriate numerical order:
9.8 Consolidated Adjusted Net Worth.
At all times the Company will maintain a Consolidated Adjusted Net Worth of not less than:

Consolidated Adjusted
Period	Net Worth
From and including July 31, 2009, to, but excluding, January 31, 2011	$1,400,000,000
From and including January 31, 2011, and all times thereafter	$1,500,000,000
(l) Until a Credit Agreement Modification shall have occurred in respect thereof, the following new Section 9.9 shall be added to this Agreement in the appropriate numerical order:
9.9 Adjusted Fixed Charge Coverage Ratio.
At all times the Company will maintain an Adjusted Fixed Charge Coverage Ratio of not less than:

Adjusted Fixed Charge
Period	Coverage Ratio
From and including July 31, 2009, to, but excluding, January 31, 2011	2.00 : 1.00
From and including January 31, 2011, and all times thereafter	2.25 : 1.00
(m) Until a Credit Agreement Modification shall have occurred in respect thereof, the following new Sections 10.4(i) and 10.4(j) shall be substituted for Section 10.4(i) of this Agreement in the appropriate numerical order:
(i) Consignment/Leasing Indebtedness Liens — Liens securing precious metals, precious gems or jewelry consigned or leased to the Company or any Subsidiary securing Consignment/Leasing Indebtedness up to an aggregate outstanding amount for the Company and the Subsidiaries on a Consolidated basis not exceeding at any time $10,000,000; and

(j) Other Liens — Liens securing Adjusted Debt of any Subsidiary and not otherwise permitted by clauses (a) through (i) inclusive, of this Section 10.4 (other than Liens securing Debt under the Credit Agreement), but only to the extent that the aggregate principal amount of Debt outstanding secured by such Liens does not exceed 10% of Consolidated Adjusted Net Worth; provided that (i) such Debt is permitted to be incurred under Section 10.3(b) and (ii) to the extent such Liens secure Debt in an aggregate amount in excess of 5% of Consolidated Adjusted Net Worth, the Liens securing the amount of such Debt in excess of 5% of Consolidated Adjusted Net Worth (but not the Liens securing the Debt of 5% or less of Consolidated Adjusted Net Worth) shall also equally and ratably secure the Notes.
(n) Until a Credit Agreement Modification shall have occurred in respect thereof, Section 11(f)(ii) of this Agreement is amended to delete “$25,000,000” and replace it with “$20,000,000.”
SECTION 2. Reference To And Effect Upon The Note Agreement.
(a) Except as specifically modified above, the Existing Note Agreement and the other Financing Documents shall remain in full force and effect and are hereby ratified and confirmed.
(b) The execution, delivery and effectiveness of this Acknowledgment shall not, and the execution, delivery and effectiveness of the Amendment did not, (i) operate as a waiver of any right, power or remedy of any Noteholder under the Existing Note Agreement or any Financing Document, nor constitute a waiver of any provision of the Existing Note Agreement or any Financing Document, except as specifically set forth herein or therein or (ii) apply to any other Credit Agreement Modifications as may from time to time be entered into and which may give rise to Incorporated Covenants. Each reference in the Note Agreement to “this Agreement”, “hereunder”, “hereof,” “herein” or words of similar import shall mean and be a reference to the Note Agreement as amended by the Amendment.
SECTION 3. Costs And Expenses. The Company agrees to reimburse the Noteholders for all reasonable fees, costs and expenses, including the fees, costs and expenses of their counsel or other advisors for advice, assistance, or other representation in connection with this Acknowledgment and the Amendment.
SECTION 4. Governing Law. THIS ACKNOWLEDGMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
SECTION 5. Headings. Section headings in this Acknowledgment are included herein for convenience of reference only and shall not constitute a part of this Acknowledgment for any other purposes.
SECTION 6. Counterparts. This Acknowledgment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Acknowledgment. Any party hereto may execute and deliver a counterpart of this Acknowledgment by delivering by facsimile or other electronic transmission a signature page of this Acknowledgment signed by such party, and any such facsimile or other electronically transmitted signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of the Acknowledgment.
SECTION 7. Reaffirmation of Guaranty. Each Guarantor hereby consents to the terms of this Acknowledgment and the Amendment and agrees and acknowledges that its obligations under the Guaranty Agreement shall remain in full force and effect after giving effect to this Acknowledgment and the Amendment.
(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Amendment to Note Purchase and Private Shelf Agreement as of the date first written above.

COMPANY: TIFFANY & CO.
By:	/s/ James N. Fernandez
	Name:	James N. Fernandez
	Title:	Executive Vice President and Chief Financial Officer
[Signature page to Acknowledgment of Amendment to Note Purchase Agreement and Private Shelf Agreement.]

NOTEHOLDERS:

METROPOLITAN LIFE INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY
by Metropolitan Life Insurance Company, its
Investment Manager

METLIFE REINSURANCE COMPANY OF VERMONT
by Metropolitan Life Insurance Company, its
Investment Manager

By:	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Managing Director
[Signature page to Acknowledgment of Amendment to Note Purchase and Private Shelf Agreement.]

The foregoing is hereby acknowledged and agreed to as of the date thereof:

GUARANTORS:

TIFFANY AND COMPANY

By:	/s/ Patrick B. Dorsey

	Name:	Patrick B. Dorsey
	Title:	Senior Vice President, General Counsel and Secretary

TIFFANY & CO. INTERNATIONAL

By:	/s/ Patrick B. Dorsey

	Name:	Patrick B. Dorsey
	Title:	Vice President and Secretary

TIFFANY & CO. JAPAN INC.

By:	/s/ Patrick B. Dorsey

	Name:	Patrick B. Dorsey
	Title:	Vice President and Secretary
[Signature page to Acknowledgment of Amendment to Note Purchase and Private Shelf Agreement.]